Joint Filing Agreement

Agreement dated as of December 14, 2000 by and between Donald A. Mitchell, an individual ("Mitchell") and International Investment Banking, Inc., a Florida corporation ("IIBI"). Mitchell and IIBI shall collectively be referred to as the "Parties."

Each of the Parties hereto represents to the other Parties that it is eligible to use Schedule 13D to report its beneficial interest in shares of common stock, par value $0.0001, of youticket.com, inc., a Nevada corporation, owned of record by Donald A. Mitchell and International Investment Banking, Inc. ("Schedule 13D"), and it will file the Schedule 13D on behalf of itself.

Each  of  the  Parties  agrees  to  be  responsible for the timely filing of the
Schedule 13D and any and all amendments thereto and for the completeness and accuracy of the information concerning itself contained in the Schedule 13D, and the other Parties to the extent it knows or has reason to believe that any information about the other Parties is inaccurate.


Dated:  December 14, 2000                 /s/   Donald A. Mitchell
                                          -------------------------------------
                                          Donald A. Mitchell, an individual


                                          International Investment Banking, Inc.


                                          /s/  Donald A. Mitchell
                                          -------------------------------------
                                          By:    Donald A. Mitchell
                                          Its:   President